Exhibit 99.1

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R §§ 200.80(B)4, AND 240.24B-2

Amendment No. 8

To

Communications Voice and Data Services Provider Agreement

This Amendment No. 8 to the Communication Voice and Data Services Provider Agreement dated May 12, 2003, as amended (“Amendment” or “Amendment No. 8”) is entered into as of November 30, 2011 (“Amendment Effective Date”) by and between nPhase, LLC, a Delaware limited liability company (“nPhase”) and CardioNet, Inc., a Delaware corporation (“CardioNet”), with respect to the following facts:

RECITALS

A.                       Qualcomm and CardioNet entered into the Communication Voice and Data Services Provider Agreement as of May 12, 2003, as amended (the “Agreement”), pursuant to which CardioNet purchases wireless voice and data communications services from Qualcomm for use in the CardioNet Service (as such terms are defined in the Agreement).

B.                         The parties executed Amendments No. 1 through 7 pursuant to which pricing and other terms were amended as set forth in each Amendment.

C.                         The Agreement including Amendments No. 1 through 6 thereto were assigned by Qualcomm Incorporated to nPhase, LLC pursuant to the Assignment Agreement between Qualcomm and nPhase dated August 24, 2009, and pursuant to Amendment 7, such assignment was acknowledged by the Parties.

D.                        By this Amendment No. 8, nPhase and CardioNet wish to further amend the Agreement as specified herein.

E.                          Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.               Completion of Migration.  CardioNet shall commence the migration of all Monitors to the QDC3/QConnect3 Platform on or before December 15, 2011 and complete such migration by April 1, 2012 (the “Migration Completion Date”).  Should the Parties encounter significant problems in performing or completing the migration, nPhase may in its sole discretion extend the migration completion date.

2.                  Exhibit B, nPhase Service Pricing, as amended in Amendments No. 1, 2, 3, 5, 6, and 7 is further amended as follows:

Paragraph (g) shall be added to Exhibit B of the Agreement, as follows:

“(g) Discount on Service Plan Fees.  nPhase agrees to provide to CardioNet a *** discount on the total monthly service fees (defined as Base Data Service Fees, Reduced Data Service Fees and Zero Usage Fees) starting from the Amendment Effective Date and continuing through the Original Term as extended in Section 11.1 below.  The *** discount shall not apply to frame communications and dial-in fees.

***    Confidential Treatment Requested

3.               Right of First Refusal.  Section 3.11, which was added to the Agreement pursuant to Amendment No. 5, shall be amended and restated as follows:

“3.11                     nPhase’s Option.  During the Term of this Agreement, if at any time CardioNet (or any of its subsidiaries or affiliates)  develops, offers, sells or provides products and/or services (i) similar to or related to the Monitors or the CardioNet Service outside the United States, or (ii) any non cardiac monitoring business either in the United States or in other countries, CardioNet shall notify nPhase in writing and nPhase shall have the option and right of first refusal to develop and provide any development work, products and/or services related to such products and/or services in any format of wireless data connectivity pursuant to terms and conditions to be mutually agreed to by CardioNet and nPhase.  In the event that the Parties are unable to reach a mutually satisfactory agreement regarding such development work, products and/or services within a  sixty (60) day period after nPhase’s receipt of CardioNet’s written notice with respect to such development work, products and/or service, neither Party shall have any further obligation to negotiate such agreement.  nPhase has the right but not the obligation to exercise the foregoing option.”

4.               Section 8, Limitations of Liability, is amended such that Section 8.3, CardioNet Limitation, is removed and replaced with the following text:

“8.3                           CardioNet Limitation.  Except for its obligations set forth in Sections 5, 9.4, 10 and 13.14, and except for liability resulting from CardioNet’s gross negligence or willful misconduct (which shall be unlimited), CardioNet’s entire liability and nPhase’s exclusive remedies for any damages arising out of this Agreement and for the performance of the Monitor’s and the CardioNet Service, regardless of the form of the action, whether in contract, breach of warranty, indemnification, or tort, including negligence, strict liability, or otherwise, shall be limited to direct damages proven in an amount not to exceed $250,000.

EXCEPT FOR DAMAGES AND/OR AMOUNTS DUE FROM CARDIONET UNDER CARDIONET’S OBLIGATIONS IN SECTIONS 5, 9.4, 10 AND 13.14, NO PARTY NOR THE WIRELESS CARRIER SHALL BE LIABLE, WHETHER IN CONTRACT, WARRANTY, TORT OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL DAMAGES ARISING OUT OF THIS AGREEMENT, THE QUALCOMM SERVICE, THE CARDIONET SERVICE, THE MONITORS, OR THE WIRELESS CARRIER NETWORK, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.”

5.                   Section 11.1, Term, as amended in Amendment No. 7, is hereby further amended to extend the date of the Original Term as follows:

“The Original Term is extended through September 13, 2014.”

6.               Section 12.2, Notices, as amended in Amendment No. 7, is further amended to update both Parties’ Notice information as follows:

nPhase, LLC	CardioNet, Inc.
6195 Lusk Blvd., Suite 200	227 Washington Street
San Diego, CA 92121	Conshohocken, PA 19428
Facsimile: 858-410-6558	Facsimile: 610-828-3729
Attn: Legal Department	Attention: CFO and Legal Department

7.                  Section 13, General Provisions, is amended by inserting the following Section 13.14 immediately after Section 13.13, as set forth in Amendment No. 5.

“Section 13.14, CardioNet Material Breach.  The following events shall constitute a material breach of this Agreement by CardioNet: (i) termination by CardioNet prior to expiration of the Original Term as extended by this Amendment No. 8 (except as authorized under Section 11.3 of the Agreement); and (ii) failure by CardioNet to meet any of its payment obligations under this Agreement (after the expiration of a ten (10) day written notice to cure such failure to pay).  In the event of such a material breach, CardioNet shall pay nPhase (i) any and all past due amounts under the Agreement, and (ii) all amounts nPhase would be paid through the expiration of the Original Term, as extended in this Amendment No. 8.  For purposes of calculating the amount due under (ii), the parties shall use the average monthly service fees due during the six months prior to the breach.”

8.              Section 13, General Provisions, is amended by inserting the following Section 13.15 immediately after Section 13.14.

Section 13.15, “Acknowledgement of nPhase’s Rights and Remedies.  CardioNet acknowledges that nPhase has provided CardioNet with significant pricing concessions and discounts throughout the term of this Agreement, including as part of the negotiations of this Amendment.  CardioNet acknowledges that its obligations in Section 9 and Section 13.14 are accepted by CardioNet in exchange for such concessions and discounts, as well as other consideration under this Agreement, and that nPhase’s rights and remedies herein are reasonable and non-punitive in nature.  Finally, CardioNet acknowledges that nPhase’s rights and remedies under these Sections are not exclusive and do not in any way limit nPhase’s other rights and remedies under this Agreement and the law.”

9.              Section 13, General Provisions, is amended by inserting the following Section 13.16 immediately after Section 13.15.

Section 13.16, “Additional Representations and Warranties.  CardioNet hereby represents and warrants (i) it will at all times seek to promote the volume of business conducted under this Agreement and the number of monitors placed on the nPhase service, and (ii) it will not take actions which divert business away from nPhase under this Agreement or serve to decrease the number of monitors placed on the nPhase service.

10.        All other terms and conditions in the Agreement as amended to date remain the same.

11.        Effectiveness. Except as modified by this Amendment, the Agreement shall remain in full force and effect.  No modification, amendment or other change may be made to this Amendment or any part thereof unless reduced to writing and executed by authorized representatives of both parties.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

nPhase, LLC		CardioNet, Inc.

By:	/S/ Steve Pazol	By:	/S/ Joseph H. Capper

Name:	Steve Pazol	Name:	Joseph H. Capper

Title:	President	Title:	CEO